EXHIBIT 23.1b
Consent of Independent Registered Public Accounting Firm

Capitol Development Bancorp Limited I
Lansing, Michigan

We hereby consent to the use in the proxy statement/prospectus constituting a part of Amendment No. 1 to the Registration Statement on Form S-4 of Capitol Bancorp Limited of our report dated February 24, 2006 relating to the consolidated financial statements of Capitol Development Bancorp Limited I which is contained in the proxy statement/prospectus. We also consent to the reference to us under the caption "Experts" in the proxy statement/prospectus.

/s/ BDO SEIDMAN, LLP

Grand Rapids, Michigan
October 4, 2006